CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 43 to Registration Statement No. 333-93059 on Form N-4 of our report dated February 28, 2011, relating to the financial statements and financial highlights of Separate Account A, comprised of Cash Management (formerly named Money Market), Diversified Bond, Floating Rate Loan, High Yield Bond, Inflation Managed, Managed Bond, Short Duration Bond, American Funds® Growth, American Funds Growth-Income, Comstock, Dividend Growth (formerly named Diversified Research), Equity Index, Focused 30, Growth LT, Large-Cap Growth, Large-Cap Value, Long/Short Large-Cap, Main Street® Core, Mid-Cap Equity, Mid-Cap Growth, Mid-Cap Value, Small-Cap Equity, Small-Cap Growth, Small-Cap Index, Small-Cap Value, Health Sciences, Real Estate, Technology, Emerging Markets, International Large-Cap, International Small-Cap, International Value, American Funds Asset Allocation, Pacific Dynamix — Conservative Growth, Pacific Dynamix — Moderate Growth, Pacific Dynamix — Growth, Invesco V.I. Global Multi-Asset Series II (formerly named AIM V.I. PowerShares ETF Allocation Series II), Invesco Van Kampen V.I. Global Tactical Asset Allocation Series II (formerly named Van Kampen LIT Global Tactical Asset Allocation Class II), AllianceBernstein VPS Balanced Wealth Strategy Class B, BlackRock Capital Appreciation V.I. Class III, BlackRock Global Allocation V.I. Class III, Franklin Templeton VIP Founding Funds Allocation Class 2, Franklin Templeton VIP Founding Funds Allocation Class 4, Mutual Global Discovery Securities Class 2, Templeton Global Bond Securities Class 2, GE Investments Total Return Class 3, Lord Abbett International Core Equity Class VC, Lord Abbett Total Return Class VC, MFS Investors Growth Stock Series — Service Class, MFS Value Series — Service Class, PIMCO Global Multi-Asset — Advisor Class, Jennison, Value, SP International Growth, SP Prudential U.S. Emerging Growth, JPMorgan Insurance Trust Core Bond, JPMorgan Insurance Trust Equity Index, JPMorgan Insurance Trust U.S. Equity, JPMorgan Insurance Trust Mid Cap Value, JPMorgan Insurance Trust Intrepid Growth, and JPMorgan Insurance Trust Mid Cap Growth (formerly named JPMorgan Insurance Trust Diversified Mid Cap Growth) Variable Accounts, appearing in the Annual Report on Form N-30D of Separate Account A of Pacific Life Insurance Company for the year or period ended December 31, 2010, and to the references to us under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Statements of Additional Information, which are part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
April 18, 2011

CONSENT OF INDEPENDENT AUDITORS
We consent to the use in this Post-Effective Amendment No. 43 to Registration Statement No. 333-93059 on Form N-4 of our report dated March 7, 2011 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to (1) the change in the method of accounting and reporting for variable interest entities as required by accounting guidance adopted in 2010 and (2) the change in the method of accounting and reporting for other than temporary impairments of debt and equity securities, and noncontrolling interest as required by accounting guidance adopted in 2009), relating to the consolidated financial statements of Pacific Life Insurance Company and Subsidiaries appearing in the Statements of Additional Information, which are part of such Registration Statement, and to the references to us under the heading “Independent Registered Public Accounting Firm and Independent Auditors” also in such Statements of Additional Information.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
April 18, 2011